SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C.  20549

                            FORM 8-K

                         Current Report


Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of
1934

Date of Report (Date of earliest event reported): October 30, 1997


             VERTEX COMPUTER CABLE & PRODUCTS, INC.
     (exact name of registrant as specified in its charter)


      Delaware                     1-9263               11-2816128
(state or other jurisdiction       (Commission File Number)
(IRS Employer I.D. No.)
     of incorporation)




                  920 Conklin Street, Farmingdale, New York 11735
                  (Address of principal executive offices)



Registrant's telephone number, including area code (516) 293-1610



                     VTX Electronics, Corp.
         61 Executive Boulevard, Farmingdale, NY  11735
  (former name or former address, if changed since last report)

ITEM 3.   Bankruptcy or Receivership.

     The Registrant, which filed a voluntary petition for reorganization under Chapter 11 of the Federal Bankruptcy Code in the Eastern District of the State of New York on January 10, 1997, consummated its Plan of Reorganization on January 12, 1998 (the "Effective Date") after obtaining exit financing with Congress Financial Corporation.
     Pursuant to Registrant's Second Amended Joint Plan of Reorganization dated September 24, 1997 (the "Plan"), which Plan was confirmed by the Bankruptcy Court, Eastern District on October 30, 1997, the following actions were to be taken by the Registrant by the Effective Date:
     (a) The Registrant's wholly owned subsidiary, Vertex Computer Cable & Products, Inc. was merged with and into the Registrant on November 20, 1997;
     (b) The name of the Registrant was changed to Vertex Computer Cable and Products, Inc. as of November 20, 1997;
     (c) The officers and directors of the Registrant are: Edward Goodstein (Chief Executive Officer and Chairman of the Board); Howard M. Griffith (President and Director); Nicholas T. Hutzel (Controller and Secretary); Abraham Mendez (Vice President of Sales); Carl G. Palazzolo (Director); Ron Martyn (Director) and Albert Roth (Director).
     (d) All of Registrant's outstanding preferred stock, stated value $100.00 ("Preferred Stock") was canceled. The holder of all of the Preferred Stock, TW Cable, L.L.C., shall receive a sufficient number of shares of the common stock, $.10 par value ("Common Stock") of the Registrant representing ninety (90%) of the issued and outstanding Common Stock.
     (e) The Registrant declared a one-for-five reverse stock split of all of its issued and outstanding common stock, $.10 par value ("Common Stock"), effective as of December 29, 1997. As a result, holders of the Registrant's outstanding 12,652,000 pre-reorganization shares of Common Stock will receive 2,530,400 shares of the Registrant's post-reorganization shares.
     (f) As of the Effective Date, the Registrant's authorized capital stock consists of 40 million non-assessable shares of common stock, $.10 par value per share and 5 million shares of preferred stock, stated value $100.00. After all issuances of Common Stock under the Plan, including the issuance to TW Cable, L.L.C. and the use of the reverse stock split, 25,304,000 shares of Common Stock will be outstanding and no shares of Preferred stock will be outstanding.


ITEM 5.   Other Events.

     As of January 21, 1998, the NASDAQ changed the Registrant's
OTC ticker symbol from "VTXL" to "VCCP"
     On December 10, 1997, Mike Recca became a Director of The
Company.

ITEM 7.   Exhibits.


     2.1       Second Amended Joint Plan of Reorganization dated
               September 24, 1997

     2.2       Second Amended Joint Disclosure Statement dated
               September 24, 1997

     2.3       Order of United States Bankruptcy Court, Eastern
               District dated October 30, 1997

     3.1(d)    Certificate of Ownership and Merger dated November
               20, 1997

     3.1(e)    Amendment to Registrant's Certificate of
               Incorporation dated December 29, 1997







                           SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         VERTEX COMPUTER CABLE & PRODUCTS, INC.


                         By:



                         Date: February    , 1998